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                                                                     Exhibit 16



January 10, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8K dated January 7, 2000 of SoftLock.com, Inc. and are in agreement with the statements contained therein.

                                                        Very truly yours,


                                                        /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION